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                                Exhibit 23(g)

                       CONSENT OF KEEFE MANAGERS, INC.

        We consent to the inclusion of our opinion to be dated January 14, 1994 as Appendix B to the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Kentucky Community Bancorp, Inc. into Trans Financial Bancorp, Inc., and to the reference to our firm name under the captions "Summary -- Opinion of Financial Advisor" and "The Merger -- Background of the Merger," "-- Recommendations of the Board of Directors and Reasons for the Merger," and "-- Opinion of Financial Advisor" in such Proxy Statement-Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations issued thereunder.


                                   KEEFE MANAGERS, INC.

                                   By:
                                      ----------------------------------
                                      Matthew F. Byrnes, President

                                   Dated:  January 5, 1994